UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 22, 2014 (September 16, 2014)
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TIVO INC.
(Exact name of registrant as specified in its charter)
_______________________

Delaware	000-27141	77-0463167
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2160 Gold Street,
San Jose, California	95132
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (408)519-9100

(Former name or former address, if changed since last report.)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Indenture
On September 22, 2014, TiVo Inc. (the “Company,” “we” or “our”) issued $230 million in aggregate principal amount of 2% Convertible Senior Notes due October 1, 2021 (the “Notes”) under an indenture, dated as of September 22, 2014 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Company offered and sold the Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The initial purchasers for the offering (the “Initial Purchasers”) offered and sold the Notes to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Notes and any common stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
The Notes will bear interest at a rate of 2% per year, payable semiannually in arrears in cash on April 1st and October 1st of each year, beginning on April 1, 2015. The Notes are our senior unsecured obligations and will rank equally with all of our existing and future senior unsecured debt and senior to all of our existing and future subordinated debt.
Holders may convert their Notes at their option on any day prior to the close of business on the business day immediately preceding July 1, 2021 only under the following circumstances: (1) during the five business day period after any 10 consecutive trading day period (the “Measurement Period”) in which the trading price per Note for each day of that Measurement Period was less than 98% of the product of the closing sale price of our common stock and the conversion rate on each such day; (2) during any calendar quarter after the calendar quarter ending December 31, 2014, if the last reported sale price of our common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the applicable conversion price in effect on each such trading day; or (3) upon the occurrence of specified corporate events. The Notes will be convertible, regardless of the foregoing circumstances, at any time from, and including, July 1, 2021 until the close of business on the second scheduled trading day immediately preceding the applicable maturity date.
Upon conversion we will pay cash and, if applicable, deliver shares of our common stock, based on a “Daily Conversion Value” calculated on a proportionate basis for each “VWAP Trading Day” (each as defined in the Indenture) of the relevant 20 VWAP Trading Day observation period. The initial conversion rate for the Notes will be 56.1073 shares of common stock per $1,000 in principal amount of Notes, equivalent to a conversion price of approximately $17.82 per share of common stock. The conversion rate will be subject to adjustment in certain circumstances.
Subject to certain exceptions, holders may require the Company to repurchase, for cash, all or part of their Notes upon a “Fundamental Change” (as defined in the Indenture) at a price equal to 100% of the principal amount of the Notes being repurchased plus any accrued and unpaid interest up to, but excluding, the “Fundamental Change Repurchase Date” (as defined in the Indenture). In addition, upon a “Make-Whole Fundamental Change” (as defined in the Indenture) prior to the maturity date of the Notes, we will, in some cases, increase the conversion rate for a holder that elects to convert its Notes in connection with such Make-Whole Fundamental Change. The Company may not redeem the Notes prior to maturity.
The Indenture contains certain events of default after which the Notes may be due and payable immediately. Such events of default include, without limitation, the following: failure to pay interest on any Note when due and such failure continues for 30 days; failure to pay any principal of any Note when due and payable at maturity, upon required repurchase, upon acceleration or otherwise; failure to comply with our obligation to convert the Notes into cash, our common stock or a combination of cash and our common stock, as applicable, upon exercise of a holder’s conversion right and such failure continues for 5 business days; failure by us to provide timely notice of a fundamental change, make-whole fundamental change or certain distributions; failure in performance or breach of any covenant or agreement by us under the Indenture (other than those described above in this paragraph) and such failure or breach continues for 60 days after written notice has been given to us; failure to pay any indebtedness borrowed by us or one of our Significant Subsidiaries (as defined in the Indenture) in an outstanding principal amount in excess of $40 million; failure by us or one of our Significant Subsidiaries to pay, bond or otherwise discharge any judgments or orders in excess of $40 million within 60 days of the entry of such judgment; and certain events in bankruptcy, insolvency or reorganization of the Company.

Convertible Note Hedge and Warrant Transactions
In connection with the offering of the Notes, on September 16, 2014 and September 17, 2014, the Company entered into convertible note hedge and warrant transactions with four counterparties, including certain of the Initial Purchasers or their affiliates (the “Option Counterparties”). Funding of the convertible note hedge and warrant transactions occurred on September 22, 2014. The convertible note hedge transactions cover, subject to customary anti-dilution adjustments, the number of shares of the Company’s Common Stock initially underlying the Notes, at a strike price that corresponds to the initial conversion price of the Notes, also subject to adjustment, and are exercisable upon conversion of the Notes. The convertible note hedge transactions are expected to reduce potential dilution to the Company’s Common Stock and/or offset any cash payments the Company will be required to make in excess of the principal amount upon any conversion of Notes. However, the warrant transactions will separately have a dilutive effect to the extent that the market value per share of the Company’s Common Stock, as measured under the terms of the warrant transactions, exceeds the applicable strike price of the warrants at the expiration of the warrants. The strike price of the warrant transactions is initially $24.00 per share, which is approximately 75% above the closing sale price of the Company’s Common Stock on September 16, 2014. The Company paid an aggregate of approximately $23.9 million to the Option Counterparties for the convertible note hedge transactions, after taking into account the proceeds to the Company from the warrant transactions.
The Company will not be required to make any cash payments to the Option Counterparties upon the exercise of the options that are evidenced by the convertible note hedge transactions. In connection with the conversion of any Notes, the Company will be entitled to receive from the Option Counterparties an aggregate amount of cash and/or number of shares of the Company’s Common Stock, based on our settlement method election for the Notes, for all Notes converted on a conversion date generally corresponding to the amount by which the conversion settlement amount exceeds the $1,000 principal amount for each Note that the Company is obligated to deliver to holders of the Notes under the indenture governing the Notes. Additionally, if the market price per share of the Company’s Common Stock, as measured under the terms of the warrant transactions, exceeds the strike price of the warrants evidenced by the warrant transactions on any expiration date of such warrants, the Company will owe the Option Counterparties cash or a number of shares of the Company’s Common Stock based on the excess of such market price per share of the Company’s Common Stock over the strike price of such warrants.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 under the heading “Indenture” is incorporated herein by reference into this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities
As described in Item 1.01 of this Report, which is incorporated herein by reference, on September 22, 2014, the Company sold $230 million aggregate principal amount of Notes (including $30 million of Notes issued pursuant to the Initial Purchasers’ over-allotment option) to the Initial Purchasers in a private placement pursuant to exemptions from the registration requirements of the Securities Act. The Company offered and sold the Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Initial Purchasers offered and sold the Notes to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Notes and Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes are convertible into cash, shares of the Company’s Common Stock, or a combination thereof, as described in this Report.
As described in Item 1.01 of this Report, on September 16, 2014 and September 17, 2014, the Company entered into warrant transactions with each of the Option Counterparties. Pursuant to the warrant transactions, up to 12,904,680 shares of Common Stock (subject to adjustment from time to time as provided in the warrant confirmations) may be issuable upon the exercise of the warrants, which is approximately equal to the maximum number of shares issuable upon conversion of the notes, at the initial conversion rate under the Indenture, subject to adjustment. The strike price of the warrant transactions will initially be approximately $24.00 per share, which is approximately 75% above the closing sale price of the Company’s common stock on September 16, 2014. The Company offered and sold the warrants in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Neither the warrants nor the underlying shares of Common Stock issuable upon the exercise of the warrants have been registered under the Securities Act and neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
The net proceeds from the Notes offering were approximately $223.5 million, after deducting the Initial Purchasers’ discount and estimated offering expenses. Although the proceeds to the Company from the sale of the warrants were approximately $30.2 million, the Company paid an aggregate of approximately $23.9 million to the Option Counterparties for the convertible note hedge transactions, after taking into account the proceeds to the Company from the warrant transactions, and as a result, there were no additional net proceeds to the Company from the bond hedge and warrant transactions.
Item 8.01 Other Events.
On September 17, 2014, the Initial Purchasers exercised the over-allotment option with respect to an additional $30 million aggregate principal amount of Notes. This resulted in the Company’s receipt of total net proceeds of approximately $29.3 million after deducting the Initial Purchasers’ discount and estimated offering expenses. In the aggregate, the Company issued $230 million aggregate principal amount of the 2021 Notes and raised total net proceeds of approximately $223.5 after deducting the Initial Purchasers’ discount and estimated offering expenses.
On September 23, 2014, we issued a press release entitled "TiVo Announces Issuance of $230 Million 2% Convertible Senior Notes" a copy of which is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
4.1	Indenture, dated September 22, 2014 between TiVo Inc. and Wells Fargo Bank, National Association, as trustee
4.2	Global Note, dated September 22, 2014 between TiVo Inc. and Wells Fargo Bank, National Association, as trustee
99.1	Press Release of TiVo Inc. dated September 23, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2014	TiVo Inc.

/s/ Matthew Zinn
Name: Matthew Zinn
Title: Senior Vice President, General Counsel, Corporate Secretary and Chief Privacy Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture, dated September 22, 2014 between TiVo Inc. and Wells Fargo Bank, National Association, as trustee
4.2	Global Note, dated September 22, 2014 between TiVo Inc. and Wells Fargo Bank, National Association, as trustee
99.1	Press Release of TiVo Inc. dated September 23, 2014